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                                                                Exhibit 5.1

                      [HOGAN & HARTSON L.L.P. LETTERHEAD]



                                February 2, 2000



Board of Directors
VIA NET.WORKS, Inc.
12100 Sunset Hills Road
Reston, Virginia  20190

Ladies and Gentlemen:

          We are acting as counsel to VIA NET.WORKS, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 14,000,000 shares of the Company's common stock, par value $.001 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. A form of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as having been approved by the Board of Directors and the stockholders of the Company for filing with the Secretary of State of the State of Delaware prior to the closing of the Company's proposed initial public offering and as being complete and accurate (the "Certificate of Incorporation").

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
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Board of Directors
VIA NET.WORKS, Inc.
February 2, 2000
Page 2


          4. The proposed form of Underwriting Agreement between the Company and the several Underwriters to be named therein, for whom Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and DLJdirect Inc. will act as representatives, and between the Company and the several International Managers to be named therein, for whom Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited, Salomon Brothers International Limited, Cazenov & Co. and Mees Pierson N.V. will act as representatives, filed as Exhibit 1.01 to the Registration Statement (the "Underwriting Agreement").

          5. The proposed form of purchase agreement between the Company and certain stockholders relating to the sale by the Company to such stockholders of up to 5% of the Shares (the "Purchase Agreement").

          6. Resolutions of the Board of Directors of the Company adopted at a meeting held on January 14, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution, acknowledgment and filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, (ii) final action of the Finance Committee of the Board of Directors of the Company approving the
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Board of Directors
VIA NET.WORKS, Inc.
February 2, 2000
Page 3


price of the Shares, (iii) execution and delivery by the Company of the Underwriting Agreement and the Purchase Agreement, (iv) effectiveness of the Registration Statement, (v) issuance of the Shares pursuant to the terms of the Underwriting Agreement and the Purchase Agreement, and (vi) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Finance Committee referred to above, the Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.
                                    ------------------------------
                                    HOGAN & HARTSON L.L.P.